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                                                                Exhibit 23.1



                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Experts" and "Accounting Treatment" in the Registration Statement (Form S-4) and related Prospectus of Community First Bankshares, Inc. and related Proxy Statement-Prospectus of First National Summit Bankshares, Inc. for the registration of 400,000 shares of Community First Bankshares, Inc. common stock and to the incorporation by reference therein of our report dated January 23, 1997, except for Note 3, as to which the date is February 28, 1997, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

    We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 19, 1997, with respect to the financial statements of Key Bank National Association (Wyoming), incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Community First Bankshares, Inc. and related Proxy Statement-Prospectus of
First National Summit Bankshares, Inc. for the registration of 400,000 shares of Community First Bankshares, Inc. Common Stock.

ERNST & YOUNG LLP


Minneapolis, Minnesota
October 22, 1997